Exhibit 23.5

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

December 14, 2018

Cimarex Energy Co.

1700 Lincoln Street, Suite 3700

Denver, CO 80203

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton as independent petroleum engineers and to the incorporation by reference of our review of the proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2017, estimated by Cimarex Energy Co. (Cimarex) that was presented in our report of third party dated January 16, 2018, as an exhibit in the Annual Report on Form 10-K of Cimarex for the fiscal year ended December 31, 2017, in the form and context in which it appears or is incorporated by reference into the Registration Statement on Form S-4 of Cimarex and any amendments thereto and in the related proxy statement/prospectus that is a part thereof. We further consent to the use of the name DeGolyer and MacNaughton under the heading “Experts” in the Registration Statement and related proxy statement/prospectus.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716